WLR&K DRAFT
                                                                  8/8/95


                                                            Exhibit 23.5




                             CONSENT OF EVANS, KEANE


                   We hereby consent to the reference to our firm in the Prospectus constituting part of the Registration Statement on Form S-3 (Registration No. 33-59659). In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Secu-rities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       EVANS, KEANE



                                       By  /s/ Fred M. Gibler



         Boise, Idaho
         August 9, 1995